360 Funds 485BPOS

Exhibit 99(j)(4)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2023, relating to the financial statements and financial highlights of Timber Point Global Allocations Fund and Timber Point Alternative Income Fund, each a series of 360 Funds, for the year ended September 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

January 27, 2025